Exhibit 99.1

Blockbuster Inc. Commences Tender Offer and Consent Solicitation for Hollywood

Entertainment Corporation’s 9.625% Senior Subordinated Notes Due 2011

DALLAS – Feb. 11, 2005 – Blockbuster Inc. (NYSE: BBI, BBI.B) today announced that, in connection with its previously announced exchange offer for all of the outstanding shares of common stock of Hollywood Entertainment Corporation (NASDAQ: HLYW), it is commencing an offer to purchase for cash any and all of the $225.0 million principal amount of 9.625% Senior Subordinated Notes due 2011 issued by Hollywood. Blockbuster is also soliciting consents from the holders of the notes to approve certain amendments to the indenture under which the notes were issued. The tender offer is contingent on, among other things, the receipt of consents necessary to approve such amendments to the indenture, at least a majority of the notes being validly tendered and not withdrawn, the satisfaction or waiver of the conditions to the exchange offer for Hollywood’s common stock, and other general conditions described in the offer to purchase.

The total consideration to be paid for each $1,000 principal amount of notes tendered and accepted for payment will be determined on the 11th business day preceding the expiration date of the offer, using the present value on the expected payment date of the sum of $1,048.13 plus interest that would be paid from the payment date through March 15, 2007. The present value will be determined using the yield to maturity of the 2.25% U.S. Treasury Note due Feb. 15, 2007, plus a fixed spread of 75 basis points. The total consideration for each note tendered includes a consent payment of $30.00 per $1,000 principal amount of notes to holders who validly tender their notes and deliver their consents prior to 5 p.m., New York City time, on the consent date, which will be the later of (i) Feb. 25, 2005 or (ii) three business days following Blockbuster’s announcement of the termination of the Agreement and Plan of Merger, dated Jan. 9, 2005, among Hollywood, Movie Gallery, Inc. and TG Holdings, Inc. Holders who tender their notes on or prior to the consent date may not withdraw or revoke their tender (except under certain limited circumstances where required by law) after the consent date. Holders who tender their notes after the consent date will not receive the consent payment.

The tender offer will expire at midnight, New York City time, on March 11, 2005, unless extended or earlier terminated. The consents being solicited will eliminate substantially all of the restrictive covenants and certain events of default in the indenture governing the notes. Information regarding the pricing, tender and delivery procedures and conditions of the tender offer and consent solicitation is contained in the Offer to Purchase and Consent Solicitation Statement and the Consent and Letter of Transmittal, each dated Feb. 11, 2005, and related documents.

Blockbuster has received a financial commitment from JPMorgan Chase Bank, N.A., Credit Suisse First Boston and Citicorp North America, Inc. for the funds necessary to complete the tender offer.

Credit Suisse First Boston LLC (800-820-1653), Citigroup Global Markets Inc. (800-558-3745) and JP Morgan Securities Inc. (866-834-4666) have been appointed as dealer managers and solicitation agents for the tender offer and consent solicitation. Morrow & Co., Inc. has been appointed the information agent and Mellon Investor

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Blockbuster Tender Offer

Services LLC has been appointed as the depositary for the tender offer and consent solicitation. The Offer to Purchase and Consent Solicitation Statement, the Consent and Letter of Transmittal and any additional information concerning the terms and conditions of the tender offer and consent solicitation may be obtained by contacting Morrow & Co., Inc., 445 Park Avenue, 5th Floor, New York, NY 10022, E-mail: hollywood.info@morrowco.com. Noteholders please call: (800) 654-2468.

This press release is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to Hollywood’s 9.625% Senior Subordinated Notes. The tender offer and consent solicitation is being made solely by the Offer to Purchase and Consent Solicitation Statement dated Feb. 11, 2005. In addition, this press release is neither an offer to purchase nor a solicitation of an offer to sell any other securities, including Hollywood common stock. Any exchange offer for Hollywood common stock will be made only through a registration statement and related materials. In connection with its previously announced exchange offer for Hollywood common stock, Blockbuster has filed a registration statement on Form S-4 (containing a prospectus) with the Securities and Exchange Commission. Investors and security holders of Hollywood are advised to read these disclosure materials (including other disclosure materials when they become available), because these materials contain important information. Investors and security holders may obtain a free copy of the disclosure materials and other documents related to the exchange offer filed by Blockbuster with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. The disclosure materials and other documents related to the exchange offer and the tender offer may also be obtained from Blockbuster upon request by directing such request to Morrow & Co., Inc. in the manner described above.

This press release contains forward-looking statements relating to Blockbuster’s tender offer for all of Hollywood’s 9.625% Senior Subordinated Notes, its solicitation of consents from the holders of such notes and its related expectations with regard to the offer and consent solicitation. Specific forward-looking statements relate to (i) the terms and conditions of the tender offer, including the timeframe for the offer, the consideration to be paid in connection with the offer and consent solicitation, and the conditions to consummation of the offer; and (ii) the source of funds for the offer and consent solicitation. These forward-looking statements are based on Blockbuster’s current intent, expectations, estimates and projections and are not guarantees of future performance. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. In addition, some factors are beyond Blockbuster’s control, including the possible consummation of the announced merger between Hollywood and Movie Gallery, Inc. Therefore, Blockbuster can give no assurance that the proposed transactions will be completed or that the conditions to Blockbuster’s exchange offer for all of the shares of Hollywood’s outstanding common stock or the tender offer will be satisfied. Other factors that could cause actual results to differ materially from the statements made in this release include, among others: (i) the satisfaction, or waiver by Blockbuster, of any or all of the conditions to the exchange offer for Hollywood common stock and/or the tender offer; (ii) Blockbuster’s ability to provide the necessary information and to take such actions as are necessary to comply with the Federal Trade Commission’s requests of it and to clear the Hart-Scott-Rodino process with respect to the exchange offer for Hollywood common stock; (iii) Blockbuster’s and Hollywood’s ability to receive any and all other necessary approvals, including any other necessary governmental or regulatory approvals and the approval of the respective Boards of Directors and stockholders, if applicable; (iv) Blockbuster’s ability to close the financings necessary for the proposed exchange offer for Hollywood common stock and tender offer and consent solicitation; and (v) other factors as described in filings with the Securities and Exchange Commission, including the detailed factors discussed under the headings “Risk Factors” in Blockbuster’s prospectus included in its registration statement on Form S-4 as filed with the Securities and Exchange Commission on February 2, 2005, “Cautionary Statements” in Blockbuster’s annual report on Form 10-K for the fiscal year ended December 31, 2003 and “Disclosure Regarding

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Blockbuster Tender Offer

Forward-Looking Information” in Blockbuster’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004.

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Contacts:

Press:

Karen Raskopf, Senior Vice President, Corporate Communications

214-854-3190

Randy Hargrove, Senior Director, Corporate Communications

214-854-3190

Analysts/Investors:

Mary Bell, Senior Vice President, Investor Relations

214-854-3863

Angelika Torres, Director, Investor Relations

214-854-4279